EXHIBIT 32.1

                                CERTIFICATIONS OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with Amendment No. 1 to the Annual Report on Form 10-K of I/OMagic Corporation (the "Company") for the year ended December 31, 2007 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Acting Chief Financial Officer of the Company, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2009                    By: /s/ TONY SHAHBAZ
                                            ------------------------------------
                                            Tony Shahbaz
                                            Chief Executive Officer (principal
                                            executive officer) and Acting Chief
                                            Financial Officer (principal
                                            financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.